Exhibit 99.1

Kohl’s Corporation Reports Financial Results

•	Strengthened financial position during the quarter, ending with $2.4 billion in cash
•	Disciplined management of expenses and inventory resulted in positive operating cash flow
•	Second quarter net sales decrease (22.9%)
•	Second quarter diluted earnings per share of $0.30; adjusted loss per share(2) of ($0.25)

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—August 18, 2020— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended August 1, 2020.

	Three Months				Six Months
($ in millions, except per share data)	August 1, 2020	August 3, 2019	Change		August 1, 2020	August 3, 2019	Change
Total revenue	$3,407	$4,430	(23.1)%		$5,835	$8,517	(31.5)%
Net sales(1)	(22.9)%	(3.3)%			(32.8)%	(3.3)%
Gross margin	33.1%	38.8%	(569	) bps	26.8%	37.9%	(1,109	) bps
Selling, general, and administrative expenses	$1,050	$1,269	(17.3)%		$2,116	$2,544	(16.8)%
Reported
Net income (loss)	$47	$241	(80)%		$(494)	$303	(263)%
Diluted earnings (loss) per share	$0.30	$1.51	(80)%		$(3.21)	$1.89	(270)%
Non-GAAP(2)
Adjusted net (loss) income	$(39)	$247	(116)%		$(534)	$345	(255)%
Adjusted diluted (loss) earnings per share	$(0.25)	$1.55	(116)%		$(3.47)	$2.15	(261)%

(1)	Represents change in Net sales vs. prior year period. We are not reporting comparable sales due to store closures.
(2)	Excludes Impairments, store closing, and other costs and Gain on sale of real estate.

“Our organization continues to navigate through a period of extraordinary change and uncertainty presented by the COVID-19 crisis. During the second quarter we made significant progress in rebuilding our business. We reopened all of our stores with new safety and operating procedures, accelerated digital growth, and showed great discipline in managing inventory and expenses meaningfully lower. In doing so, we generated positive operating cash flow and further enhanced our financial position,” said Michelle Gass, Kohl’s chief executive officer.

“As we look ahead, we are planning for the crisis to continue to impact our business in the near-term,” said Gass. “We are well-positioned to capitalize on evolving customer behaviors and the retail industry disruption, which we believe will drive long-term growth and increased market share.”

Second Quarter 2020 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on August 18, 2020. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at http://corporate.kohls.com/investors/events-and-presentations, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, and in Item 1A of Part II in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2020, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net (loss) income and adjusted diluted (loss) earnings per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net (loss) income and adjusted diluted (loss) earnings per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl’s mobile app. Since its founding, Kohl’s has given more than $750 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Net sales	$3,213	$4,169	$5,373	$7,990
Other revenue	194	261	462	527

Total revenue	3,407	4,430	5,835	8,517
Cost of merchandise sold	2,149	2,550	3,936	4,965
Gross margin rate	33.1%	38.8%	26.8%	37.9%
Operating expenses:
Selling, general, and administrative	1,050	1,269	2,116	2,544
As a percent of total revenue	30.8%	28.6%	36.3%	29.9%
Depreciation and amortization	219	228	446	458
Impairments, store closing, and other	(2)	7	64	56
(Gain) on sale of real estate	(127)	—	(127)	—

Operating income (loss)	118	376	(600)	494
Interest expense, net	78	53	136	105

Income (loss) before income taxes	40	323	(736)	389
(Benefit) provision for income taxes	(7)	82	(242)	86

Net income (loss)	$47	$241	$(494)	$303

Average number of shares:
Basic	154	159	154	160
Diluted	155	159	154	161
Earnings (loss) per share:
Basic	$0.31	$1.52	$(3.21)	$1.90
Diluted	$0.30	$1.51	$(3.21)	$1.89

ADJUSTED NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Net income (loss)
GAAP	$47	$241	$(494)	$303
Impairments, store closing, and other	(2)	7	64	56
(Gain) on sale of real estate	(127)	—	(127)	—
Income tax impact of items noted above	43	(1)	23	(14)

Adjusted (non-GAAP)	$(39)	$247	$(534)	$345

Diluted (loss) earnings per share
GAAP(1)	$0.30	$1.51	$(3.21)	$1.89
Impairments, store closing, and other	(0.01)	0.05	0.41	0.35
(Gain) on sale of real estate	(0.82)	—	(0.82)	—
Income tax impact of items noted above	0.28	(0.01)	0.15	(0.09)

Adjusted (non-GAAP)(2)	$(0.25)	$1.55	$(3.47)	$2.15

(1)

Weighted average diluted shares outstanding for purpose of calculating diluted earnings per share for the three months ended August 1, 2020 was 155 million, which includes the dilutive effect of share-based awards as determined under the treasury stock method.

(2)

Weighted average diluted shares outstanding for purposes of calculating diluted adjusted (loss) earnings per share for the three months ended August 1, 2020 was 154 million as the effect of including dilutive shares would be antidilutive.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	August 1, 2020	August 3, 2019
Assets
Current assets:
Cash and cash equivalents	$2,428	$625
Merchandise inventories	2,698	3,656
Income tax receivable	205	16
Other	357	381

Total current assets	5,688	4,678
Property and equipment, net	6,970	7,276
Operating leases	2,418	2,428
Other assets	159	160

Total assets	$15,235	$14,542

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,064	$1,330
Accrued liabilities	1,130	1,199
Income taxes payable	86	34
Current portion of:
Finance leases and financing obligations	126	119
Operating leases	160	158

Total current liabilities	2,566	2,840
Long-term debt	3,450	1,855
Finance leases and financing obligations	1,356	1,270
Operating leases	2,637	2,647
Deferred income taxes	122	254
Other long-term liabilities	267	221
Shareholders’ equity	4,837	5,455

Total liabilities and shareholders’ equity	$15,235	$14,542

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
(Dollars in Millions)	August 1, 2020	August 3, 2019
Operating activities
Net (loss) income	$(494)	$303
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	446	458
Share-based compensation	14	27
Deferred income taxes	(132)	41
Impairments, store closing, and other costs	48	45
(Gain) on sale of real estate	(127)	—
Non-cash inventory costs	187	—
Non-cash lease expense	74	75
Other non-cash expenses	10	3
Changes in operating assets and liabilities:
Merchandise inventories	656	(175)
Other current and long-term assets	20	29
Accounts payable	(142)	143
Accrued and other long-term liabilities	(23)	(177)
Income taxes	(151)	(8)
Operating lease liabilities	(82)	(88)

Net cash provided by operating activities	304	676

Investing activities
Acquisition of property and equipment	(196)	(439)
Proceeds from sale of real estate	193	—

Net cash used in investing activities	(3)	(439)

Financing activities
Proceeds from issuance of debt	2,097	—
Deferred financing costs	(19)	—
Treasury stock purchases	(8)	(254)
Shares withheld for taxes on vested restricted shares	(20)	(27)
Dividends paid	(108)	(214)
Reduction of long-term borrowings	(497)	(6)
Finance lease and financing obligation payments	(44)	(60)
Proceeds from stock option exercises	—	2
Proceeds from financing obligations	3	13

Net cash provided by (used in) financing activities	1,404	(546)

Net increase (decrease) in cash and cash equivalents	1,705	(309)
Cash and cash equivalents at beginning of period	723	934

Cash and cash equivalents at end of period	$2,428	$625